                                                                     EXHIBIT 2.1

                  EXCHANGE, REGISTRATION AND LOCK-UP AGREEMENT

         This Exchange, Registration and Lock-up Agreement (this "Agreement") is made and entered into as of September 12, 2002, by and among Verticalnet, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Company"), and Ballinrobe Limited ("Ballinrobe").

                                  INTRODUCTION

         The Company and Ballinrobe are parties to the Termination and Settlement Agreement, of even date herewith (the "Termination and Settlement Agreement"), pursuant to which the Company shall issue to Ballinrobe 1,000,000 shares of the Company's Common Stock, $.01 par value per share ("Common Stock"). Ballinrobe shall have certain rights with respect to the registration of such shares of Common Stock for sale under the Securities Act, and there shall be certain restrictions on the transfer by Ballinrobe of such shares of Common Stock.

         Certain capitalized terms used in this Agreement are defined in Section 10 below.

                                    AGREEMENT

         In consideration of the mutual covenants and promises contained in the Termination and Release Agreement and in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Ballinrobe agree as follows:

         1.   Exchange of Shares.

              (a) Exchange of Shares. The Company hereby issues the Shares, which consists of 1,000,000 shares of Common Stock, to Ballinrobe in exchange for all outstanding shares of Verticalnet Europe B.V. owned or held by Ballinrobe (the "BV Shares"), as partial consideration for the BV Shares and such other good and valuable consideration under the Termination and Settlement Agreement.

              (b) Representations and Warranties of Ballinrobe. Ballinrobe represents and warrants to, and covenants and agrees with, the Company as follows:

                  (1) Ownership of Securities. Ballinrobe is the beneficial owner of the BV Shares and, upon consummation of the exchange of the Shares and the other consideration under the Termination and Settlement Agreement for the BV Shares as provided in Section 1(a), will transfer and deliver to the Company valid title to the BV Shares, free and clear of any lien or encumbrance.

                  (2) Authority. The execution, delivery and performance by Ballinrobe of this Agreement are within the powers of Ballinrobe and have been duly authorized by all necessary action on the part of Ballinrobe. Assuming due execution and delivery by the Company, this Agreement constitutes a valid and binding agreement of Ballinrobe, enforceable against Ballinrobe in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

              (c) Representations and Warranties of the Company. The Company represents and warrants to Ballinrobe as follows:

                  (1) Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

                  (2) Concerning the Shares. The Shares have been duly authorized and when issued in exchange for the BV Shares will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares. The Company's authorized capitalization consists of 100 million shares of Common Stock, of which approximately 12.9 million shares are issued and outstanding as of the date of this Agreement, and 10 million shares of preferred stock, of which none are issued or outstanding as of the date of this Agreement. All the Company's outstanding shares were duly authorized for issuance, were validly issued, and are fully paid and nonassessable. Except as set forth on Schedule A, there are no outstanding options, warrants or rights of any kind to acquire any shares of any class, and there are no outstanding securities convertible into any shares of any class, of the Company, nor are there any obligations to issue any such options, rights or securities.

                  (3) Corporate Authorization. This Agreement has been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Ballinrobe, this Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (4) Non-contravention. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not and will not, with or without the giving of notice or the lapse of time, or both, (A) result in any violation of any provision of the articles of incorporation or by-laws or similar instruments of the Company or any subsidiary, (B) conflict with or result in a breach by the Company or any subsidiary of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary or any of their respective properties or assets are bound or affected which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the subsidiaries, taken as a whole,
(C) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any subsidiary or any of their respective properties or assets which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the subsidiaries, taken as a whole, or (D) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any subsidiary to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or any subsidiary to make use thereof.

                  (5) Approvals, Filings, Etc. No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained or made by the Company or any subsidiary in connection with the execution, delivery and performance of this Agreement and the issuance of the Shares as contemplated by this Agreement other than application by the Company to The Nasdaq Small-Cap Market for the listing of the Shares.

                  (6) Commission Filings. The Company has timely filed all reports required to be filed under the Exchange Act and any other material reports or documents required to be filed with the Commission since December 31, 2001. All of such reports and documents complied, when filed, in all material respects, with all applicable requirements of the Exchange Act, and did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (7) Private Placement. The Shares may be issued to Ballinrobe pursuant to this Agreement without registration under the Securities Act.

              (d) Absence of Brokers, Finders, Etc. Each party represents and warrants to the other that no broker, finder, or similar person is entitled to any commission, fee, or other compensation by reason of the transactions contemplated by this Agreement.

         (2) Resale Registration Statement. If at any time on or after March 31, 2003 and before the second anniversary of the Closing Date, Ballinrobe requests in writing that the Company file a Registration Statement on Form S-3 (or, if Form S-3 is not available, on such form of registration statement as is then available to effect a registration of the Shares) (the "Resale Registration Statement") to register the offering and sale by each Stockholder of the Shares, then the Company shall as expeditiously as practicable, and in any event within 60 days of such request, file the Resale Registration Statement with the Commission and shall use its best efforts to cause the Resale Registration Statement to become effective promptly following the filing thereof and to remain effective during the Effective Period. Before filing the Resale Registration Statement or any amendments thereto, the Company shall furnish to each Stockholder copies of all such documents proposed to be filed.

         (3) Registration Procedures. In connection with the registration of the Shares under the Securities Act, the Company shall as expeditiously as possible:

              (a) prepare and file with the Commission any amendments and supplements to the Resale Registration Statement and the prospectus included therein as may be necessary to keep the Resale Registration Statement effective for a period ending on the earliest of (i) the date on which all Shares registered under such Resale Registration Statement have been sold and (ii) the date all Shares may be sold under Rule 144 within 90 days (but in any event for at least any period required under the Securities Act) (the "Effective Period");

              (b) furnish to each Stockholder who so requests such reasonable numbers of copies of the Resale Registration Statement and prospectus (as may be amended or supplemented) in conformity with the requirements of the Securities Act, and such other documents as such Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Shares owned by such Stockholder;

              (c) use its best efforts to register or qualify the Shares covered by the Resale Registration Statement under the securities or Blue Sky Laws of such states or U.S. jurisdictions as a Stockholder shall reasonably request, and do any and all other acts and things that may reasonably be necessary or desirable to enable the Stockholder to consummate the public sale or other disposition in such states or jurisdictions of the Shares owned by such Stockholder; provided, however, that the Company shall not be required in connection with this paragraph (c) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

              (d) upon the occurrence of any event of the kind described in
Section 6(c)(i)-(iv) below, immediately notify each Stockholder thereof and use its best efforts to promptly rectify, or take such reasonable action with respect to, such event so that each Stockholder is entitled to resume the disposition of such Stockholder's Shares in accordance with the terms of this Agreement;

              (e) notify each Stockholder, and confirm such advice in writing:
(i) when the Resale Registration Statement has become effective, (ii) when any post-effective amendment to the Resale Registration Statement becomes effective and (iii) of any request by the Commission for any amendment or supplement to the Resale Registration Statement or prospectus or for additional information;

              (f) as soon as practicable after the effective date of the Resale Registration Statement, and in any event within sixteen (16) months thereafter, have "made generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earning statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the Resale Registration Statement and otherwise complying with
Section 11(a) of the Securities Act;

              (g) cause all Shares to be listed on each securities exchange or included for trading in such automated quotation system on or in which the Common Stock of the Company are then listed or included;

              (h) otherwise use its best efforts in its performance of its obligations hereunder to comply with all applicable rules and regulations of the Commission and of state securities commissions and any stock exchange or automated quotation system; and

              (i) deliver promptly to each Stockholder copies of all correspondence between the Commission and the Company, its counsel or independent public accountants and all memoranda relating to discussions with the Commission or its staff with respect to the Resale Registration Statement.

         4.   Blackout Periods; Revised Prospectus.

              (a) The Company may by written notice require that each Stockholder who has requested a prospectus to immediately cease sales of shares pursuant to the Resale Registration Statement (a "Black Out Requirement") at any time that the Company becomes engaged in a business activity or negotiation which is not disclosed in the prospectus included in the Resale Registration Statement which the Company reasonably believes must be disclosed therein under applicable Law and which the Company desires to keep confidential for business purposes, the disclosure of which at such time the Company reasonably believes could have an adverse effect on the Company or its business or prospects or on the successful completion of such business activity or negotiation or on the market price of the Company's stock. The Black Out Requirement shall not exceed 90 days in any twelve month period, and the time period of any one Black Out Requirement shall not exceed 45 days. The Company shall not be required to disclose to such Stockholders the reasons for requiring a suspension of sales under the Resale Registration Statement, and such

Stockholders shall not disclose to any third party (other than financial advisors or other experts consulted by such Stockholders with respect to any such sales of shares who agree to keep the information confidential) the existence of any such suspension. The Company will promptly notify all such Stockholders as soon as the Company determines that the Blackout Requirement is no longer necessary.

              (b) If the Company has delivered a prospectus to a Stockholder and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify such Stockholder and, if requested, such Stockholder shall immediately cease making offers of the Shares and return all undistributed prospectuses to the Company. The Company shall promptly provide such Stockholder with a revised prospectus and, following receipt of the revised prospectus, the Stockholders shall be free to resume making offers of the Shares held by such Stockholders.

         5. Allocation of Expenses. The Company will pay all Registration Expenses relating to the Resale Registration Statement. For purposes of this
Section 5, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including all registration and filing fees, listing fees, printing expenses, fees and disbursements of counsel for the Company, accounting fees, and any state Blue Sky fees and expenses; provided, however, that except as expressly set forth herein, in no event shall Registration Expenses include any underwriting fees, discounts, commissions or fees attributable to the sale of the Shares or any counsel, accounting or other persons retained by a Stockholder in connection with the consummation of the transactions contemplated by this Agreement.

         6. Stockholder Covenants. Each Stockholder hereby covenants and agrees that:

              (a) it will not sell any Shares under the Resale Registration Statement until it has requested and received a prospectus from the Company and received notice from the Company that the Resale Registration Statement has become effective;

              (b) it will comply with the prospectus delivery requirements of the Securities Act as applicable to such Stockholder in connection with sales of Shares pursuant to the Resale Registration Statement;

              (c) upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 6(c)(i)-(iv) below, such Stockholder shall forthwith discontinue disposition of such Shares under the Resale Registration Statement until such Stockholder receives copies of the supplemented prospectus and/or amended Resale Registration Statement or until the Stockholder is advised in writing by the Company that the use of the applicable prospectus may be resumed:

                  (i) any request by the Commission or any other governmental body for amendments or supplements to the Resale Registration Statement or prospectus or for additional information;

                  (ii)the issuance by the Commission of any stop order suspending the effectiveness of the Resale Registration Statement or the initiation of any proceedings for that purpose;

                  (iii) the receipt by the Company of any written notification with respect to the suspension of the qualification or exemption from qualification of the Shares for sale in any jurisdiction, or the initiation or threatening in writing of any proceeding, for such purpose; or

                  (iv)the occurrence of any event that makes any statement made in the Resale Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Resale Registration Statement, prospectus or other documents so that, in the case of the Resale Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (d) each Stockholder shall furnish to the Company information regarding such Stockholder and the distribution of the Shares as is required by Law to be disclosed in the Resale Registration Statement and is different from the information concerning such Stockholder and the plan distribution contained in the Resale Registration Statement.

         7.   Indemnification.

              (a) In connection with the Resale Registration Statement, to the extent permitted by Law:

                  (1) the Company will indemnify and hold harmless each Stockholder, each of such Stockholder's directors, officers, employees and affiliates, any underwriter (as defined in the Act) for such Stockholder and each Person, if any, who controls such Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations: (A) any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or in any document filed under state securities or "blue sky" laws in connection therewith, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements contained in therein not misleading or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such indemnified party, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7(a)(i) shall not apply to: (w) amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), or (x) any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon information contained in the Resale Registration Statement in reliance upon and in conformity with written information furnished expressly for use in connection with the Resale Registration Statement by any such Stockholder, underwriter or controlling person, (y) any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon such indemnified party; and

                  (2) each selling Stockholder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Resale Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Stockholder selling securities in such Resale Registration Statement and any controlling person of any such underwriter or other Stockholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon information contained in the Resale

Registration Statement in conformity with written information furnished by such Stockholder expressly for use in connection with the Resale Registration Statement; and each such Stockholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 7(a)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7(a)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Stockholder, which consent shall not be unreasonably withheld. In no event shall the liability of any Stockholder under this subsection 7(a)(ii) exceed the sales proceeds, net of any commissions, received by such Stockholder upon the sale of the Shares pursuant to the Resale Registration Statement.

              (b) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, shall not relieve such indemnifying party of any liability to the indemnified party under this Section except if, and only to the extent that, the indemnifying party is actually and materially prejudiced thereby; and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

              (c) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense
(i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event shall any contribution by a Stockholder under this subsection 7(c) exceed the sales proceeds, net of any commissions, received by such Stockholder upon the sale of the Shares pursuant to the Resale Registration Statement. In no event shall a person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) be entitled to contribution from any person or entity who was not guilty of fraudulent misrepresentation.

              (d) The obligations of the Company and the Stockholders under this
Section 7 shall survive the completion of the offering of Shares under the Resale Registration Statement.

              (e) Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

         8.   Restrictions on Transfer.

              (a) No Stockholder shall, during the period commencing on the Closing Date and ending on the first anniversary thereof, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, assign or dispose of any of the Shares, enter into any hedging transactions with brokers or dealers, which may in turn engage in short sales in the course of hedging the positions such brokers or dealers may assume, with respect to any of the Shares or enter into any transaction to sell Company common stock short whereby such Stockholder could deliver any of the Shares to close out such short positions (in each case a "Transfer") held by such Stockholder.

              (b) Notwithstanding Section 8(a) above, a Stockholder, may transfer any or all of the Shares to an affiliate of Ballinrobe or BT Group PLC, provided that, in any such case, it shall be a condition to such Transfer that the transferee execute and deliver to the Company a joinder, in a form reasonably satisfactory to the Company, stating that such transferee acknowledges and agrees that such Affiliate is receiving and holding the Shares subject to the provisions of this Agreement.

              (c) In order to enforce the restrictions contained in this Section 8, the Company may place a legend on the certificates for the Shares and impose stop-transfer instructions with respect to the Shares until the first anniversary of the Closing Date.

              (d) The provisions of this Section 8 shall terminate upon the earliest of: (i) the closing of a sale, transfer or other disposition to any Person of more than 50% of the shares of the capital stock then outstanding of the Company; (ii) the closing of a sale, transfer or other disposition of all or substantially all of the assets of the Company; or (iii) the merger or consolidation of the Company with or into another corporation, other than a merger or consolidation of the Company in which the holders of shares of the Company's voting capital stock outstanding immediately before such merger or consolidation hold greater than fifty percent (50%) of the surviving entity's voting capital stock after such consolidation or merger.

         9. Transfers Pursuant to Rule 144 or Resale Registration Statement. Upon a Stockholder's compliance with this Agreement and the applicable provisions of Rule 144 or prospectus delivery requirements under the Securities Act, as the case may be, the Company will take such action as may be required (including, soliciting an appropriate opinion from legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Shares properly requested by such Stockholder, in accordance with the terms and conditions of Rule 144 or any sale under the Resale Registration Statement.

         With a view to making available to the Stockholders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit the Stockholders to sell securities of the Company to the public without registration, the Company agrees to:

              (a) at all times make and keep public information available, as those terms are understood and defined in Rule 144;

              (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

              (c) furnish to the Stockholders, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the Securities Act and Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Stockholders of any rule or regulation of the SEC which permits the selling of any such securities without registration.

         10. Certain Definitions. As used in this Section 1 and elsewhere in this Agreement, the following terms shall have the following respective meanings:

              "Closing Date" means the date that the Shares are issued to Ballinrobe under the Termination and Settlement Agreement.

              "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

              "Effective Period" has the meaning set forth in Section 3(a).

              "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

              "Registration Expenses" means the expenses described in Section 4.

              "Registration Statement" means a registration statement filed by the Company with the Commission under the Securities Act for a public offering and sale of securities of the Company.

              "Rule 144" means Rule 144 of the Commission promulgated under the Securities Act.

              "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

              "Shares" means (a) the 1,000,000 shares of Common Stock issuable to the Ballinrobe pursuant to the Termination and Settlement Agreement and (b) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock held by a Stockholder which are Shares shall cease to be Shares upon any sale by such Stockholders pursuant to the Resale Registration Statement or pursuant to the provisions of Rule 144.

              "Stockholder" means initially Ballinrobe, and any transferee of Ballinrobe that receives shares in accordance with the terms of Section 8(b) above.

         11. No Assignment. The rights granted pursuant to this Agreement may not be transferred or assigned by the Company or any Stockholder, except that any Stockholder may assign its rights to any transferee that receives shares in accordance with the terms of Section 8(b) above.

         12. Amendments and Waivers. The provisions of this Agreement may be modified or amended at any time and from time to time only by an agreement or consent in writing executed by the Company and each Stockholder. No provision of this Agreement may be waived except in a written instrument signed by the party against whom enforcement of such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         13. Notices. All notices, requests, consents and other communications required to be given pursuant to this Agreement shall be in writing and shall be given by personal delivery, facsimile with confirmation of receipt or by certified or registered mail, postage prepaid, return receipt requested. Notices shall be deemed effective when personally delivered or so received by facsimile or three days after being so mailed, as the case may be, to the parties at the following respective addresses or at such other address of which either party shall notify the other in accordance with this Section 13:

                  The Company:          Verticalnet, Inc.
                                        300 Chester Field Parkway
                                        Malvern, PA  19355
                                        Attention:  General Counsel
                                        (facsimile:  610.240.9470)

                  Any Stockholder:      To the address set forth on the records
                                        of the Company or such other address as
                                        may be forwarded by a Stockholder in
                                        writing

         14. Entire Agreement; Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York, without giving effect to any of the conflicts of laws provisions thereof that would require the application of the substantive laws of any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. This Agreement, together with the Termination and Settlement Agreement, embodies the entire agreement and understanding between the parties, and supersedes all prior agreements and understandings relating to the subject matter hereof.

         15. Remedies. In the event of a breach by the Company or by a Stockholder, of any of their respective obligations under this Agreement, each Stockholder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Stockholder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate. Each of the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit, if in such action or suit the principal claim or defense of the non-prevailing party is held to be without merit because it was not reasonably supported by Laws or material and relevant facts.

         16. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the portion of such provision that is found to be unenforceable shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         18. Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (d) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section references are to this Agreement unless otherwise specified.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                        VERTICALNET, INC.

                                        By: ____________________________________
                                        Name:    Kevin S. McKay
                                        Title:   President and Chief Executive
                                                 Officer

                                        BALLINROBE LIMITED

                                        By:_____________________________________
                                        Name:
                                        Title:

                                                                      SCHEDULE A

                        OPTIONS AND WARRANTS OUTSTANDING

Rights to purchase preferred stock: none

Rights to purchase common stock:

         Warrant to purchase 47,862 shares of common stock, with Internet Capital Group, Inc., dated November 25, 1998.

         $7.855 million principal amount of 5-1/4% Convertible Subordinated Debentures due 2004, convertible into Common Stock at a conversion price of $200 per share.

         Options (approximately 3.2 million) to purchase common stock, and right to purchase 25,000 shares of restricted stock, under Verticalnet's equity compensation plans (1996 Amended and Restated Equity Compensation Plan, Equity Compensation Plan for Employees (1999), 1999 Long-Term Incentive Plan and 2000 Equity Compensation Plan) held by employees, former employees and non-employee directors.